Registration No. 333-_______

As filed with the Securities and Exchange Commission on May 12, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 _____________________

MW Bancorp, Inc.

 (Exact Name of Registrant as Specified in its Charter)

Maryland	47-2259704
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2110 Beechmont Avenue Cincinnati, Ohio (Address of Principal Executive Offices)	45230 (Zip Code)

MW Bancorp, Inc. 2016 Equity Incentive Plan

(Full Title of the Plan)

Copies to:

Mr. Gregory P. Niesen President and Chief Executive Officer MW Bancorp, Inc. 2110 Beechmont Avenue Cincinnati, Ohio 45230 (513) 231-7871 (Name, Address and Telephone Number of Agent for Service)	Jason L. Hodges Vorys, Sater, Seymour and Pease LLP 301 East Fourth Street Suite 3500 Great American Tower Cincinnati, Ohio 45202

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.01 per share	122,662(2)	$15.00(3)	$1,839,930	$185.29(4)

________________________

(1)	Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the MW Bancorp, Inc. 2016 Equity Incentive Plan (the “Equity Plan”) as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of MW Bancorp, Inc. (the “Company”) pursuant to 17 C.F.R. Section 230.416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Represents the number of shares of common stock reserved for issuance under the Equity Plan for any future grants of stock options, restricted stock, and unrestricted shares.

(3)	Determined pursuant to 17. C.F.R. 230.457(h)(1) of the Securities Act.

(4)	Determined pursuant to 17 C.F.R. Section 230.457(c).

________________________

This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. § 230.462.

PART I.

Items 1 and 2. Plan Information, and Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants in the Equity Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act.

Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

Item 3. Incorporation of Documents by Reference.

The following documents previously or concurrently filed with the Commission are hereby incorporated by reference in this Registration Statement:

•	the Annual Report on Form 10-K of the Company for the fiscal year ended June 30, 2015, filed with the Commission on September 25, 2015 (File No. 000-55356);

•	the Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2015, filed with the Commission on November 13, 2015 (File No. 000-55356);

•	the Amended Quarterly Report on Form 10-Q/A of the Company for the quarterly period ended September 30, 2015, filed with the Commission on February 11, 2016 (File No. 000-55356);

•	the Quarterly Report on Form 10-Q of the Company for the quarterly period ended December 31, 2015, filed with the Commission on February 16, 2016 (File No. 000-55356);

•	the Current Reports on Form 8-K filed by the Company with the Commission on October 15, 2015; October 29, 2015; January 6, 2016; February 29, 2016; April 19, 2016; and April 28, 2016 (excluding Item 2.02) (File No. 000-55356);

•	the definitive proxy statement for the Company’s 2015 Annual Meeting of Stockholders, filed by the Company with the Commission on September 25, 2015 (File No. 000-55356);

•	the definitive proxy statement for a Special Meeting of Stockholders of the Company, filed by the Company with the Commission on April 13, 2016 (File No. 000-55356); and

•	the description of the Company’s common stock, par value $0.01 per share, contained in the section captioned “DESCRIPTION OF CAPITAL STOCK OF MW BANCORP, INC.” of the Company’s Registration Statement on Form S-1/A (Registration File No. 333-198668) filed on November 6, 2014, together with any subsequent amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

On behalf of the Company, the law firm of Vorys, Sater, Seymour and Pease LLP (“Vorys”), 301 E. 4th Street, Cincinnati, Ohio 45201, will pass upon the validity of the issuance of the shares of Company common stock being registered on this Registration Statement.  As of May 11, 2016, attorneys of Vorys, together with members of their immediate families, owned an aggregate of 5,835 shares of common stock of the Company.  In addition, the spouse of a Vorys attorney is expected to receive awards under the Equity Plan totaling 4,025 shares of restricted stock and 10,500 options to purchase shares of common stock.

Item 6. Indemnification of Directors and Officers.

Articles 10 and 11 of the Articles of Incorporation of the Company set forth circumstances under which directors, officers, employees and agents of the Company may be insured or indemnified against liability which they incur in their capacities as such. References to the “Corporation” in the Articles of Incorporation mean MW Bancorp, Inc.

ARTICLE 10. Indemnification, etc. of Directors and Officers.

A. Indemnification. The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B of this Article 10 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. Procedure. If a claim under Section A of this Article 10 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit.  It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met.  In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.  In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 10 or otherwise shall be on the Corporation.

C. Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article 10 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, these Articles, the Corporation’s Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.

D. Insurance. The Corporation may maintain insurance, at its expense, to insure itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.

E. Miscellaneous. The Corporation shall not be liable for any payment under this Article 10 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder.  The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 10 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

F. Limitations Imposed by Federal Law.  Notwithstanding any other provision set forth in this Article 10, in no event shall any payments made by the Corporation pursuant to this Article 10 exceed the amount permissible under applicable federal law, including, without limitation, Section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder.

Any repeal or modification of this Article 10 shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 10 is in force.

ARTICLE 11. Limitation of Liability. An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (A) to the extent that it is proved that the Person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (B) to the extent that a judgment or other final adjudication adverse to the Person is entered in a proceeding based on a finding in the proceeding that the Person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (C) to the extent otherwise provided by the MGCL.  If the MGCL is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

Section 2-418 of the Annotated Code of Maryland, Corporation and Associations, provides as follows:

(a)	(1)	In this section the following words have the meanings indicated.

(2)	“Corporation” includes any domestic or foreign predecessor entity of a corporation in a merger, consolidation, or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

(3)	“Director” means any person who is or was a director of a corporation and any person who, while a director of a corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, limited liability company, other enterprise, or employee benefit plan.

(4)	“Expenses” include attorney’s fees.

(5)	(i)	“Official capacity” means:

1.	When used with respect to a director, the office of director in the corporation; and

2.	When used with respect to a person other than a director as contemplated in subsection (j) of this section, the elective or appointive office in the corporation held by the officer, or the employment or agency relationship undertaken by the employee or agent in behalf of the corporation.

(ii)	“Official capacity” does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, other enterprise, or employee benefit plan.

(6)	“Party” includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

(7)	“Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative.

(b)	(1)	A corporation may indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that:

(i)	The act or omission of the director was material to the matter giving rise to the proceeding; and

1. Was committed in bad faith; or

2. Was the result of active and deliberate dishonesty; or

(ii)	The director actually received an improper personal benefit in money, property, or services; or

(iii)	In the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

(2)	(i)	Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding.

(ii)	However, if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the corporation.

(3)	(i)	The termination of any proceeding by judgment, order, or settlement does not create a presumption that the director did not meet the requisite standard of conduct set forth in this subsection.

(ii)	The termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director did not meet that standard of conduct.

(4)	A corporation may not indemnify a director or advance expenses under this section for a proceeding brought by that director against the corporation, except:

(i)	For a proceeding brought to enforce indemnification under this section; or

(ii)	If the charter or bylaws of the corporation, a resolution of the board of directors of the corporation, or an agreement approved by the board of directors of the corporation to which the corporation is a party expressly provide otherwise.

(c)	A director may not be indemnified under subsection (b) of this section in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received.

(d)	Unless limited by the charter:

(1)	A director who has been successful, on the merits or otherwise, in the defense of any proceeding referred to in subsection (b) of this section, or in the defense of any claim, issue, or matter in the proceeding, shall be indemnified against reasonable expenses incurred by the director in connection with the proceeding, claim, issue, or matter in which the director has been successful.

(2)	A court of appropriate jurisdiction, upon application of a director and such notice as the court shall require, may order indemnification in the following circumstances:

(i)	If it determines a director is entitled to reimbursement under paragraph (1) of this subsection, the court shall order indemnification, in which case the director shall be entitled to recover the expenses of securing such reimbursement; or

(ii)	If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director has met the standards of conduct set forth in subsection (b) of this section or has been adjudged liable under the circumstances described in subsection (c) of this section, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any proceeding by or in the right of the corporation or in which liability shall have been adjudged in the circumstances described in subsection (c) of this section shall be limited to expenses.

(3)	A court of appropriate jurisdiction may be the same court in which the proceeding involving the director’s liability took place.

(e)	(1)	Indemnification under subsection (b) of this section may not be made by the corporation unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in subsection (b) of this section.

(2)	Such determination shall be made:

(i)	By the board of directors by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding, or, if such a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of one or more directors not, at the time, parties to such proceeding and who were duly designated to act in the matter by a majority vote of the full board in which the designated directors who are parties may participate;

(ii)	By special legal counsel selected by the board of directors or a committee of the board by vote as set forth in subparagraph (i) of this paragraph, or, if the requisite quorum of the full board cannot be obtained therefor and the committee cannot be established, by a majority vote of the full board in which directors who are parties may participate; or

(iii)	By the stockholders.

(3)	Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible. However, if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in the manner specified in paragraph (2)(ii) of this subsection for selection of such counsel.

(4)	Shares held by directors who are parties to the proceeding may not be voted on the subject matter under this subsection.

(f)	(1)	Reasonable expenses incurred by a director who is a party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding upon receipt by the corporation of:

(i)	A written affirmation by the director of the director’s good faith belief that the standard of conduct necessary for indemnification by the corporation as authorized in this section has been met; and

(ii)	A written undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

(2)	The undertaking required by paragraph (1)(ii) of this subsection shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make the repayment.

(3)	Payments under this subsection shall be made as provided by the charter, bylaws, or contract or as specified in subsection (e)(2) of this section.

(g)	The indemnification and advancement of expenses provided or authorized by this section may not be deemed exclusive of any other rights, by indemnification or otherwise, to which a director may be entitled under the charter, the bylaws, a resolution of stockholders or directors, an agreement or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

(h)	This section does not limit the corporation’s power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent in the proceeding.

(i)	For purposes of this section:

(1)	The corporation shall be deemed to have requested a director to serve an employee benefit plan where the performance of the director’s duties to the corporation also imposes duties on, or otherwise involves services by, the director to the plan or participants or beneficiaries of the plan;

(2)	Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law shall be deemed fines; and

(3)	Action taken or omitted by the director with respect to an employee benefit plan in the performance of the director’s duties for a purpose reasonably believed by the director to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

(j)	Unless limited by the charter:

(1)	An officer of the corporation shall be indemnified as and to the extent provided in subsection (d) of this section for a director and shall be entitled, to the same extent as a director, to seek indemnification pursuant to the provisions of subsection (d) of this section;

(2)	A corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent that it may indemnify directors under this section; and

(3)	A corporation, in addition, may indemnify and advance expenses to an officer, employee, or agent who is not a director to such further extent, consistent with law, as may be provided by its charter, bylaws, general or specific action of its board of directors, or contract.

(k)	(1)	A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person’s position, whether or not the corporation would have the power to indemnify against liability under the provisions of this section.

(2)	A corporation may provide similar protection, including a trust fund, letter of credit, or surety bond, not inconsistent with this section.

(3)	The insurance or similar protection may be provided by a subsidiary or an affiliate of the corporation.

(l)	Any indemnification of, or advance of expenses to, a director in accordance with this section, if arising out of a proceeding by or in the right of the corporation, shall be reported in writing to the stockholders with the notice of the next stockholders’ meeting or prior to the meeting.

The Company has purchased insurance coverage under a policy which insures directors and officers against certain liabilities which might be incurred by them in such capacity.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits

Exhibit Number	Document	Reference to Prior Filing or Exhibit No. Attached Hereto

4	Form of Common Stock Certificate of MW Bancorp, Inc.	*

5	Opinion of Vorys, Sater, Seymour and Pease LLP	Attached as Exhibit 5

10.1	MW Bancorp, Inc. 2016 Equity Incentive Plan	**

23.1	Consent of Vorys, Sater, Seymour and Pease LLP	Contained in Exhibit 5

23.2	Consent of Elliott, Davis, Decosimo, LLC	Attached as Exhibit 23.2

23.3	Consent of Crowe Horwath LLP	Attached as Exhibit 23.3

24.1	Powers of Attorney	Attached as Exhibit 24.1

*	Incorporated by reference to Exhibit 4 to the Registration Statement on Form S-1/A (File No. 333-198668) filed by the Company under the Securities Act, with the Commission on November 6, 2014, and all amendments or reports filed for the purpose of updating such description.

**	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 000-55356), filed on April 15, 2016.

Item 9. Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports furnished to the Commission by the Registrant pursuant to Section 13(a) or Section 15(d) of the Securities Act of 1934 that are incorporated by reference in this Registration Statement; and

2. that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

4. That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on this 12th day of May, 2016.

MW BANCORP, INC.

By:	/s/ Gregory P. Niesen
Gregory P. Niesen
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Gregory P. Niesen	Director, President and Chief Executive Officer	May 12, 2016
Gregory P. Niesen	(Principal Executive Officer)

/s/ Julie M. Bertsch	Executive Vice President and Chief Financial Officer	May 12, 2016
Julie M. Bertsch	(Principal Financial Officer and Principal Accounting Officer)

/s/ Bernard G. Buerger*	Chairman of the Board	May 12, 2016
Bernard G. Buerger

/s/ John W. Croxton*	Director	May 12, 2016
John W. Croxton

/s/ Gerald E. Grove*	Director	May 12, 2016
Gerald E. Grove

/s/ David M. Tedtman*	Director	May 12, 2016
David M. Tedtman

/s/ Bruce N. Thomspon*	Director	May 12, 2016
Bruce N. Thompson

*By Gregory P. Niesen pursuant to Powers of Attorney executed by the directors and executive officers identified above, which Powers of Attorney have been filed with the Commission as exhibits to this Registration Statement on Form S-8.

/s/ Gregory P. Niesen
Gregory P. Niesen, Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number

4	Form of Common Stock Certificate (incorporated by reference to Exhibit 4 to the Registration Statement on Form S-1 (File No. 333-198668) filed by the Company under the Securities Act with the Commission on September 10, 2014, and all amendments or reports filed for the purpose of updating such description)

5	Opinion of Vorys, Sater, Seymour and Pease LLP

10.1	MW Bancorp, Inc. 2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 000-55356), filed on April 15, 2016)

23.1	Consent of Vorys, Sater, Seymour and Pease LLP (contained in the opinion included as Exhibit 5)

23.2	Consent of Elliott, Davis, Decosimo, LLC

23.3	Consent of Crowe Horwath LLP

24.1	Powers of Attorney